Exhibit 99.1

FOR IMMEDIATE RELEASE

ACCERIS COMMUNICATIONS REPORTS FIRST QUARTER RESULTS

SAN DIEGO, CALIFORNIA, MAY 11, 2004 — Acceris Communications Inc. (OTC-BB: ACRS.OB) today reported its financial results for the first quarter ended March 31, 2004.

The Company’s total operating revenue from continuing operations for the quarter ended March 31, 2004 was $35.2 million, which is comparable to $32.5 million in the fourth quarter of 2003 and an increase of 16 percent from $30.4 million in the first quarter of 2003. Revenue in the first quarter of 2004 included recognition of approximately $6.4 million in non-recurring revenue from a discontinued network service offering. For the three months ended March 31, 2004, the Company earned operating income of $0.9 million compared to an operating loss of $4.1 million for the fourth quarter of 2003 and an operating loss of $12.6 million in the first quarter of 2003. The Company’s net income was $0.6 million in the first quarter of 2004 compared to a loss of $4.5 million in the fourth quarter of 2003 and $14.9 million in the first quarter of 2003. The net income per diluted common share was $0.03 in the first quarter of 2004 versus a net loss per diluted common share of $2.55 in the first quarter of 2003.

Highlights of the first quarter:

•	Recorded EBITDA of $2.6 million in the first quarter of 2004 (1)

•	Expanded local dial tone service in the states of New York and New Jersey

•	Completed consolidation of network operating centers in San Diego and Pittsburgh

“We are starting to realize the results of our achievements in 2003. With a strengthened foundation and the right strategies, structure and people in place, we believe Acceris is poised to generate significant growth,” said Kelly Murumets, President of Acceris Communications.

Please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC on April 14, 2004 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2004 filed with the SEC on May 11, 2004 for further information.

(1)	“EBITDA,” which is calculated as Earning Before deductions for Interest, Taxes, Depreciation and Amortization, is not a measure of financial performance under GAAP. EBITDA is provided for the use of the reader in understanding the Company’s operating results and is not prepared in accordance with, nor does it serve as an alternative to, GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, the Company believes that this information is helpful for investors to more easily understand the Company’s operating financial performance, especially in light of the significant restructuring activities the Company has recently undertaken. The Company also feels that this measure may better enable an investor to form views of the Company’s potential financial performance in the future. These measures have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of the Company’s results prepared in accordance with GAAP. A reconciliation of EBITDA to the nearest GAAP measure, net income, as it appears on our income statement is below:

Three Months
Ended
March 31, 2004
EBITDA	$2,551
Less: Depreciation and amortization	(1,704)

Operating income	847
Total other income (expense)	(357)

Income from continuing operations	490
Gain from discontinued operations (net of $0 tax)	104

Net income	$594

About Acceris

Acceris is a broad based communications company serving residential, small and medium-sized business and large enterprise customers in the United States. A facilities-based carrier, it provides a range of products including local dial tone and 1+ domestic and international long distance voice services, as well as fully managed and fully integrated data and enhanced services. Acceris offers its communications products and services both directly and through a network of independent agents, primarily via multi-level marketing and commercial agent programs. Acceris also offers a proven network convergence solution for voice and data in Voice over Internet Protocol (“VoIP”) communications technology and holds two foundational patents in the VoIP space. For further information, visit Acceris’ website at www.acceris.com.

Forward-Looking Statements

     This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended that are based on management’s exercise of business judgment as well as assumptions made by and information currently available to management. When used in this document, the words “may,” “will,” “anticipate,” “believe,” “estimate,” “expect,” “intend” and words of similar import, are intended to identify any forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements reflect our current view of future events and are subject to certain risks and uncertainties as noted in our securities and other regulatory filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Contact:

Gary M. Clifford
Chief Financial Officer and VP of Finance
clifford@acceris.com
(416) 866-8170

Stephen A. Weintraub
Senior Vice President & Secretary,
sweintraub@acceris.com
(416) 866-3058

ACCERIS COMMUNICATIONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
(In thousands of dollars, except share and per share amounts)	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$2,155	$2,033
Accounts receivable, less allowance for doubtful accounts of $2,338 and $1,764 at March 31, 2004 and December 31, 2003, respectively	15,289	18,018
Investments in preferred and common stock	2,490	2,058
Other current assets	1,715	2,202

Total current assets	21,649	24,311

Furniture, fixtures, equipment and software, net	7,298	8,483
Other assets:
Intangible assets, net	2,945	3,297
Goodwill	1,120	1,120
Investment	1,100	1,100
Other assets	728	743

Total assets	$34,840	$39,054

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$25,101	$29,113
Unearned revenue	1,085	5,678
Revolving credit facility	9,168	12,127
Current portion of notes payable	1,271	1,254
Current portion of obligations under capital leases	2,770	2,715

Total current liabilities	39,395	50,887

Notes payable, less current portion	759	772
Obligations under capital leases, less current portion	918	1,631
Notes payable to a related party	41,060	35,073

Total liabilities	82,132	88,363

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $10.00 par value, authorized 10,000,000 shares, issued and outstanding 619 at March 31, 2004 and December 31, 2003, liquidation preference of $613 at March 31, 2004 and December 31, 2003	6	6
Common stock, $0.01 par value, authorized 300,000,000 shares, issued and outstanding 19,262,095 at March 31, 2004 and December 31, 2003	192	192
Additional paid-in capital	171,192	171,115
Accumulated other comprehensive income	1,346	—
Accumulated deficit	(220,028)	(220,622)

Total stockholders’ deficit	(47,292)	(49,309)

Total liabilities and stockholders’ deficit	$34,840	$39,054

The notes contained in our Quarterly Report on Form 10-Q are an integral part of these condensed consolidated financial statements

ACCERIS COMMUNICATIONS INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2004	2003
Revenues:
Telecommunications services	$34,723	$30,367
Technology licensing and development	450	—

Total revenues	35,173	30,367

Operating costs and expenses:
Telecommunications network expense (exclusive of depreciation shown below)	16,635	25,748
Selling, general and administrative	14,760	14,225
Provision for doubtful accounts	1,227	1,175
Depreciation and amortization	1,704	1,826

Total operating costs and expenses	34,326	42,974

Operating income (loss)	847	(12,607)

Other income (expense):
Interest expense	(1,734)	(2,013)
Interest and other income	1,377	2

Total other income (expense)	(357)	(2,011)

Income (loss) from continuing operations	490	(14,618)
Gain (loss) from discontinued operations (net of $0 tax)	104	(277)

Net income (loss)	$594	$(14,895)

Weighted average shares used in the calculation of net income (loss) per common share:
Basic	19,262	5,834
Diluted	23,882	5,834

Net income (loss) per common share — basic:
Income (loss) from continuing operations	0.02	(2.51)
Gain (loss) from discontinued operations	0.01	(0.04)

Net income (loss) per common share	0.03	(2.55)

Net income (loss) per common share — diluted:
Income (loss) from continuing operations	0.02	(2.51)
Gain (loss) from discontinued operations	0.01	(0.04)

Net income (loss) per common share	0.03	(2.55)

The notes contained in our Quarterly Report on Form 10-Q are an integral part of these condensed consolidated financial statements